SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant   |X|
Filed by a party other than the Registrant   |_|


Check the appropriate box:
|_|      Preliminary Proxy Statement
|_|      Confidential, For Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|X|      Soliciting Material Under Rule 14a-12


                               MAYTAG CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

              (1) Title of each class of securities to which transaction applies:

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              (2)
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                      Aggregate number of securities to which transaction
                      applies:

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              (3)     Per unit price or other underlying value of transaction
                      computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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              (4)     Proposed maximum aggregate value of transaction:

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              (5)    Total fee paid:

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|_| Fee paid previously with preliminary materials.


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|_|      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)     Amount Previously Paid:
                      ----------------------------------------------------------
              (2)     Form, Schedule or Registration Statement No.:
                      ----------------------------------------------------------
              (3)     Filing Party:
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              (4)     Date Filed:
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FOR IMMEDIATE RELEASE
Media Contact:  Karen Lynn and John Daggett
Maytag Corporate Communications
(641) 787-8185 or (641) 787-7711

Media Contact:  Jeffrey Taufield or Michael Freitag
For:  Ripplewood Holdings LLC
Kekst and Company
(212) 521-4800


                        MAYTAG CORPORATION TO BE ACQUIRED
                    BY RIPPLEWOOD FOR $ 14 PER SHARE IN CASH


NEWTON, Iowa - May 19, 2005 - Maytag Corporation (NYSE:MYG), a leading producer of home and commercial appliances, announced today that it has entered into a definitive agreement by which an investor group led by private equity firm Ripplewood Holdings LLC will acquire all outstanding shares of Maytag in a cash merger for $14 per share.
         The board of directors of Maytag has approved the merger agreement and intends to recommend to Maytag's shareholders that they adopt the agreement.
         The aggregate transaction value, including assumption of approximately $975 million of debt, is approximately $2.1 billion. The transaction is expected to close prior to year end, and is subject to Maytag shareholder approval, as well as other closing conditions, including the receipt of financing and regulatory approval.


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         In addition to Ripplewood, other members of the investor group are RHJ
International (EURONEXT: RHJI), GS Capital Partners and the J. Rothschild Group of Companies.
         Lester Crown, Maytag board member since 1989, said, "After careful consideration in conjunction with our independent advisors and an independent committee of Maytag's board consisting of all non-management directors, we have concluded that this transaction is in the best interest of our shareholders.
         "This transaction will also provide Maytag with greater flexibility as a private company to accomplish long-term goals set out for the Company."
         Ralph Hake, Maytag CEO, said, "Ripplewood has an excellent track record of building value at its portfolio companies by providing strong financial and strategic support. Ripplewood is active in the global markets and brings extensive operating expertise in Asia and Europe, as well as North America, to Maytag."
         Ripplewood CEO and founder Timothy C. Collins said, "Maytag is a legendary company, with a portfolio of world-class brands and a long history of producing high-quality, innovative products. We see an opportunity to leverage these strengths and build Maytag into a global leader as the fragmented home and commercial appliances industry consolidates. Our objectives for Maytag are to continue to take action to become a global low-cost producer and to accelerate growth by introducing innovative new products, expanding its presence in international markets and pursuing selective acquisitions. We very much look forward to working with Ralph Hake and his management team, employees, customers and retail partners to restore the luster that this well-known consumer and home appliance company enjoyed for so many decades."
         Lazard served as financial advisor and Wachtell, Lipton, Rosen & Katz served as legal advisor to Maytag. Citigroup and Goldman Sachs acted as lead M&A advisors to Ripplewood. In addition, JP Morgan and Deutsche Bank acted as M&A advisors to Ripplewood. Cravath, Swaine & Moore LLP served as legal advisor to Ripplewood. In addition, Citigroup, JP Morgan and Deutsche Bank have provided commitments for the debt portion of the financing for the transaction, which are subject to customary conditions.

ABOUT MAYTAG CORPORATION


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Maytag Corporation is a $4.8 billion home and commercial appliance company focused in North America and in targeted international markets. The corporation's primary brands are Maytag(R), Hoover(R), Jenn-Air(R), Amana(R), Dixie-Narco(R) and Jade(R).


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ABOUT RIPPLEWOOD HOLDINGS LLC

Ripplewood Holdings is a leading private equity firm established by Timothy C. Collins in 1995. To date, Ripplewood has invested in transactions with aggregate enterprise value in excess of $12 billion.

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FORWARD-LOOKING STATEMENTS
This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transactions, expected cost savings and anticipated future financial operating performance and results, including estimates of growth. These statements are based on the current expectations of management of Maytag. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) Maytag may be unable to obtain shareholder approval required for the transaction; (2) Maytag may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Maytag or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) Maytag may be unable to achieve cost-cutting goals or it may take longer than expected to achieve those goals; (5) the transaction may involve unexpected costs or unexpected liabilities; (6) the credit ratings of Maytag or its subsidiaries may be different from what the parties expect; (7) the businesses of Maytag may suffer as a result of uncertainty surrounding the transaction; (8) the industry may be subject to future regulatory or legislative actions that could adversely affect Maytag; and (9) Maytag may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Maytag are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at www.maytagcorp.com. Maytag undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction, a proxy statement of Maytag and other materials will be filed with SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MAYTAG AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Maytag at http://www.sec.gov, SEC's Web site. Free copies of Maytag's SEC filings are also available on Maytag's Web site at www.maytagcorp.com.

PARTICIPANTS IN THE SOLICITATION
Maytag and its executive officers and directors and Ripplewood Holdings LLC may be deemed, under SEC rules, to be participants in the solicitation of proxies from Maytag's stockholders with respect to the proposed transaction. Information regarding the officers and directors of Maytag is included in its definitive proxy statement for its 2005 annual meeting filed with SEC on April 4, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.


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